EXHIBIT 10.10
TENANT’S ESTOPPEL CERTIFICATE

The undersigned, Natural Gas Services Group, (“Tenant”), hereby warrants and represents to and agrees with Klement-Wes Partnership, LTD and its successors and/or assigns (“Purchaser”) as follows, with the understanding that Purchaser is relying on such warranties, representations and agreements in connection with its proposed acquisition of 4721 N. Highway 171 from Trennon Massengale dba Southwest Properties and Construction (‘Landlord”) as follows:

1.
Tenant is the tenant under that certain lease agreement (“Lease”) dated December 11, 2008, between Landlord (or Landlord’s predecessors in title), as landlord and Tenant, as tenant of approximately 5,000 square feet of net rentable area sited on approximately 2.568 acres of land, along with the site improvements thereon at 4721 N. Highway 171,  Cleburne, Johnson County, Texas.

2.	Attached hereto as EXHIBIT “A” is a true, correct and complete copy of the Lease and any and all amendments thereof.

3.
The lease has not been amended or modified and is in full force and effect as originally executed, except as other disclosed in EXHIBIT “A”, and to the best of Tenant’s knowledge and belief, neither Landlord nor Tenant is in default in any respect under the terms of the Lease

4.	The commencement date of the term of the Lease was January 1, 2009 and the term of said Lease will expire on December 31, 2013, unless sooner terminated as provided in said lease.

5.
Tenant is in possession of the premises leased to it (“Leased Premises”) and Landlord has complied fully and completely with all of its covenants, warranties and other undertakings and obligations under the Lease to this date including, without limitation, construction of all improvements and tenant finish and Tenant has received any and all tenant allowances due Tenant under the Lease, with the result that Tenant is fully obligated to perform, and is performing all of the other obligations of tenant under the Lease, without counterclaim, offset, defense or otherwise.

6.	Tenant has not made any prepayment of rent under said Lease and that there are no offsets, defenses, counterclaims or credit against the rentals due thereunder.

7.	A security deposit has been made with Landlord in the amount of $ 2,500.00.

8.	There are no side letters or other agreements, whether or not constituting amendments to the Lease, for tenant inducements such as rebates of or reductions in the rental provided for in the Lease.

9.
Except as specified in the Lease, Tenant has no options to Purchase or rights of first refusal in connection with the Leased Premises.  Tenant however reserves the option to renew for an additional period of time as specified in the Lease.

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10.	To the best of Tenant’s knowledge, neither Landlord nor Tenant is in default under the Lease and no event has occurred which, with notice or the passage of time, will become a default under the Lease.

11.
This Certificate shall insure to the benefit of Purchaser, its successors and assigns, and shall be binding upon Tenant and Tenant’s heirs, legal representatives, successors and assigns.  This Certificate shall not be deemed to alter or modify any of the terms and conditions of the Lease or of any guaranty of the Lease

EFFECTIVE this 16th day of December, 2009.
TENANT:

Natural Gas Services Group

By: /s/ Stephen Taylor
Printed Name Stephen Taylor
Title: President / CEO

Address for Notices and Deliveries:

Natural Gas Services Group
Attn: Earl Wait
508 W. Wall Street, suite 550
Midland, TX 79701

STATE OF OKLAHOMA
}
COUNTY OF TULSA

This instrument was acknowledged before me on 16th day of December, 2009, by Christy Kitchen, (title) ___________________________

/s/: Christy Kitchen
Notary Public for State of Oklahoma

Christy Kitchen
Printed Name of Notary

(Seal) # 00005254
My Commission expires: 03/23/12

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EXHIBIT A

STATE OF TEXAS                                                          }
LEASE AGREEMENT
COUNTY OF JOHNSON                                                       }

THIS LEASE made and entered into on the date last written below by and between Southwest Properties & Construction (“Lessor"), and Natural Gas Service Group ("Lessee"), is as follows:

1.  Premises.  Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor those certain premises in Johnson County, Texas, being a 2.586 acre tract of land more or less with the improvements thereon more particularly described on Exhibit “A” attached hereto and incorporated herein by reference.

2.  Term.  The primary term of this lease shall be for a period of five (5) years, commencing on January 1, 2009 and ending on December 31, 2013, both dates inclusive, unless sooner terminated as herein provided.

3.  Rent.  Lessee agrees to pay to Lessor the following rent:

(a)  Base Rent:  The rent for the first three (3) years of the primary term of the lease shall be payable in advance in equal monthly installments of $5,450.00 each, without abatement, deduction, or offset. Each payment shall be due and payable on the first day of each month, beginning on the date the lease commences, and continuing on the first day of each month thereafter until the third year of the primary term of the lease at which time the rent for the remainder of the primary term of the lease shall be payable in advance in equal monthly installments of $5,600.00 each, without abatement, deduction, or offset. Each payment shall be due and payable on the first day of each month, beginning on the date the lease commences, and continuing each month thereafter until the end of the primary term of the lease. Payment shall be made to Lessor at the address identified in Paragraph 19.

(b)  Additional Rent:  Lessee shall pay, on demand and subject to documentation, to Lessor, the following as additional rent:

i)	taxes assessed against the Premises.
ii)	Casualty insurance premiums for the rebuild cost of the Premises as approved by Lessor.

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(c)  Interest: In the event basic rent or additional rent is not received by Lessor within twenty (20) days after it is due, Lessor may give Lessee ten (10) days written notice of such non-payment and upon expiration of such ten (10) days, interest will accrue, and be due and payable, on any unpaid amounts from the date such payments were due until the date paid at the Wall Street Journal Prime Rate Plus 2 percent.

4.  Use of Premises.  Lessee agrees that the demised premises shall be used and occupied only for the following purpose and for no other purpose(s) without the Lessor's written consent.

Comprehensive gas compression equipment and services company.

5.  Prohibited Use.  The Lessee shall not use or occupy or permit the leased premises or any part thereof to be used or occupied for any unlawful business, use, or purpose, nor for any business, use, or purpose deemed disreputable or extra hazardous, nor for any purpose or in any manner which is in violation of any present or future governmental laws or regulations.  The Lessee shall indemnify the Lessor against all costs, expenses, liabilities, losses, damages, injunctions, suits, fines, penalties, claims, and demands, including reasonable counsel fees arising out of any willful violation of or default in these covenants.

Lessee will not do or permit anything to be done in, upon, or about the leased premises that increases the fire hazard beyond that which exists by reason of the ordinary use or occupancy of the premises for the purposes specified above.  The Lessee agrees to pay to lessor, on demand, any increase in the fire insurance premiums on the building and improvements which Lessor may have to pay because of Lessee's use or occupancy of the premises.  Lessee will not do or permit to be done anything which will make uninsurable the leased premises or any part thereof.

6.  Repairs.  The Lessee, during the term of this lease or any extension or renewal thereof, shall at his expense make all repairs and perform all maintenance as shall reasonably be necessary to keep said leased premises in good condition and repair.  In particular, Lessee shall be responsible for the repair of any and all damage to the front glass and doors, and interior, including all plumbing, mechanical, electrical, air conditioning, ventilation and heating systems, including all repair and replacement thereof that are located within the interior walls of the building.  The Lessee further agrees that all damage or injury done to the premises by the Lessee or any person who may be in or upon the premises shall be repaired by the Lessee at its expense.  The Lessee agrees that at the expiration of this lease, or upon the earlier termination thereof, to quit and surrender said premises in good condition and repair, reasonable wear and tear, and damage by natural causes or fire, or other causes beyond the control of the Lessee, excepted. The Lessor, shall bear the cost of maintaining the roof, landscaping, grounds, signs, yard area  and  parking lot in compliance with all

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applicable laws, ordinances, and regulations and in accordance with the specified use of the premises during the term of this agreement.

The Lessor shall, at all times during the term of this lease, or any extension or renewal thereof, be responsible to put and maintain in repair and good and safe condition the exterior walls of the building and the roof thereof.

Lessee will not permit any mechanics, materialmens, or other liens to stand against the leased premises for work or material furnished to the Lessee.  The Lessee shall indemnify the Lessor against any loss out of the making of any alteration, repair, addition, or other improvement by the Lessee.

Lessee hereby covenants and agrees that the Lessor shall have the reserved right, with reasonable advance notice to Lessee, to enter the leased premises at any and all reasonable times in order to examine or repair said premises.

7.  Assignment and Subletting.  The Lessee shall not assign the lease, or any interest therein, nor sublet the premises, or any part thereof or any right or privilege appurtenant thereto, without the prior written consent of the Lessor first had and obtained, such consent to not be unreasonably withheld. In the event, under any circumstances, of assignment or subletting, the Lessee shall remain primarily liable for the payment of the rent herein described and for the performance of all other terms of this lease required to be performed by the Lessee.

          The transfer of a majority of the issued and outstanding stock of any corporate Lessee or of a majority of the total interest in any partnership Lessee, however, accomplished, shall be deemed an assignment of this lease.

8.  Insolvency.  If any proceeding in bankruptcy or insolvency be filed against Lessee, or if any Writ of Attachment or Writ of Execution be levied upon the interest herein of the Lessee, or if any sale of the leasehold interest hereby created or any part thereof shall be made under any extension or other judicial process, or if the Lessee shall make any assignment for the benefit of creditors or shall voluntarily institute bankruptcy or insolvency proceedings, the Lessor, at the Lessor's election, may re-enter and take possession of the premises, and  remove all persons therefrom, and may, at Lessor's option,  terminate this lease.

9.  Attorney's Fees.  The Lessee shall pay and indemnify the Lessor against all legal costs and charges, including counsel fees, lawfully and reasonably incurred in obtaining possession of the leased premises after a default of the Lessee, including the proceedings set forth in paragraph 8 above, or after the Lessee's default in surrendering possession upon the expiration or earlier

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termination of the term of the lease, or enforcing any covenant of the Lessee herein contained, or collecting from any guarantor any sums due Lessor under this  lease.
The Lessor shall pay and indemnify Lessee against all legal costs and charges, including counsel fees, lawfully and reasonably incurred in effecting performance of Lessor’s duties and responsibilities.

10.  Default.  This lease is made upon the express condition that if the Lessee fails to pay the rental reserved hereunder, or any part thereof, after the same shall become due, and such failure shall continue for a period of ten (10) days after written notice thereof, from the Lessor to the Lessee, or if the Lessee fails or neglects to perform, meet or observe any of the Lessee's other obligations hereunder, and such failure or neglect shall continue for a period of ten (10) days, then the Lessor at any time thereafter, by written notice to the Lessee,  may lawfully declare the termination hereof, including  acceleration of maturity of the rent for the remainder of the lease term whether primary or secondary, and re-enter  said premises, or any part thereof, and by due process of law,  expel, remove and put out the Lessee, or any person or persons  occupying said premises, and may remove all personal property  therefrom, without prejudice to any remedies which might  otherwise be used for the collection of arrears of rent or for  any breach of covenant or conditions.

If the Lessor fails or neglects to perform, meet or observe any of the Lessor's obligations hereunder, and such failure or neglect shall continue for a period of twenty (20) days after written notice from Lessee of such deficiency, then the Lessee at any time thereafter, by written notice to the Lessor, may remedy such deficiency in a manner of Lessee’s choosing. Costs incurred for said remedy may, at Lessee’s option, be offset through deductions from rentals due.

If Lessor re-enters the Premises or takes possession of them before normal expiration of this Lease, in accordance with the terms herein, Lessor shall have the right, but not the obligation, to remove from the Premises all of Lessee's personal property located therein and place it in storage in a public warehouse at Lessee's expense and risk.

Lessor’s pursuit of any remedy specified in this Lease will not constitute an election to pursue that remedy only, nor preclude Lessor from pursuing any other remedy available at law or in equity, nor constitute a forfeiture or a waiver of any rent or other amount due Lessor under this Lease.

11.  Non-waiver of Default.  The subsequent acceptance of rent hereunder by the Lessor shall not be deemed as waiver of any preceding breach of any obligation hereunder by the Lessee, other than the failure to pay the particular rental so accepted, and the waiver of any breach of any covenant or condition by the Lessor shall not constitute a waiver of any other breach regardless of knowledge thereof.

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12.  Indemnity and Insurance.

The Lessee shall keep the leased property insured at  its sole costs and expense against claims for personal injury or property damage under a policy of general public liability  insurance, with limits of at least $2,000,000.00 for bodily  injury and/or death, and $500,000.00 for property damage.  Such policy or policies shall name the Lessor and the Lessee as the insureds.   Within ten (10) days of the date hereof the Lessee shall deliver to the Lessor certificates of insurance certifying that such insurance is in full force and effect.  The Lessee hereby agrees to indmenify the Lessor against and to hold the Lessor harmless from any and all claims or demands for loss of or damage to personal property or for injury or death to any person or persons from any cause whatsoever while in, upon or about said demised premises, or on any adjacent sidewalks or driveways, during the term of this lease or any extension(s) or renewal(s) hereof, as long as said claims, demands, loss or damages are not attributable to Lessor.  Lessee shall deliver to Lessor copies of all policies which shall specify that ten (10) days notice to Lessor shall be required before any cancellation of said policies.

The Lessee shall be responsible for the insurance coverage of its principal property and business insurance.

13.  Utilities and Services.  The Lessee agrees to pay for all water, fuel, gas, oil, heat, electricity, power, materials, trash removal and services which may be furnished to it or used by it in or about the demised premises and to keep said demised premises free and clear of any lien or encumbrance of any kind whatsoever created by Lessee's act or omission.

14.  Entry and Inspection.  The Lessee shall permit the Lessor and his agent to enter the demised premises at all reasonable times, subject to advance reasonable notice to Lessee, for any of the following purposes:  to inspect same; to maintain the building in which the said premises are located; to make such repairs to the demised premises as the Lessor is obligated or may elect to make; to post notices of non-responsibility for alteration or additions or repairs.  The Lessor shall have such right of entry and the right to fulfill the purposes thereof without any rebate of rent to the Lessee for any loss of occupancy or quiet enjoyment of the demised premises thereby occasioned.

15.  Destruction of Premises.  In the event of a total or partial destruction of the said premises during said term from any cause, the Lessor shall forthwith repair the same, provided such repairs can be made within ninety (90) days under the laws and regulations of state, federal, county or municipal authorities, but such partial destruction shall in no way annul or void this lease, except that the rent reserved to be paid hereunder shall be equitably adjusted according to the amount and value of the undamaged space.

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Should the total or partial destruction result from causes covered by the fire and extended coverage insurance furnished by the Lessee, the insurance proceeds shall be made available to the Lessor to effect the required repairs.

If such repairs cannot be made within ninety (90) days, this lease may be terminated at the option of either party.

16.  Condemnation.  If the whole of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose, then the term hereby granted shall cease on the day prior to the taking of possession by such authority, and rent hereunder shall be paid to and adjusted as of that day.

If a portion of said demised premises shall be condemned or taken, and, as a result thereof, there shall be such a major change in the character of the premises as to prevent Lessee from using the same in substantially the same manner as theretofore used, then and in that event, the Lessee may either cancel and terminate this lease, as of the date when the part of the premises so taken or condemned shall be required for public purposes, or said Lessee may continue to occupy the remaining portion, provided, however, the Lessee shall give written notice  to the Lessor, within fifteen (15) days after the date of any  taking or vesting of title, of its election.  In the event the Lessee shall remain in possession and occupation of the remaining portion, all the terms and conditions of this lease shall remain in full force and effect with respect to such remaining portion,  except that the rent reserved to be paid hereunder shall be  reduced in the proportion which the space taken bears to the  space originally leased; and provided, further, that Lessor  shall, at Lessor's own expense, promptly and with all reasonable  diligence (subject to strikes, lockouts, inability to procure  material and labor in the free market, governmental restrictions,  fire, the elements, and other extraordinary conditions beyond  Lessor's reasonable control) do such work as to make a complete  architectural unit of the remainder of the building on the  demised premises and this lease shall continue for the balance of  its term, subject to the terms and conditions herein stated and  provided further that the cost of said work shall not exceed the  lesser of the proceeds for the condemnation award less related  fees and expenses. The entire award of damages or compensation for the premises taken, or the amount paid pursuant to private purchase in lieu thereof, whether such condemnation or sale be total or partial, shall belong to and be the property of the Lessor, and the Lessee hereby assigns to Lessor any and all such award or purchase price.  Nothing herein contained shall be deemed or construed to prevent Lessee from interposing and prosecuting in any condemnation proceeding a claim for the value of any trade fixtures installed in the demised premises, the cost, loss or damage sustained by Lessee as the result of any alterations, modifications, or repairs which may be reasonably required of the Lessee in order to place the remaining portion of the demised premises not so condemned in a suitable condition for Lessee's further occupancy.

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17.  (A)  Abandonment.  The Lessee agrees not to vacate or abandon the premises at any time during the demised term.   Should the Lessee vacate or abandon said premises or be dispossessed by process of law or otherwise, such abandonment, vacation, or dispossession shall be a breach of this lease and, in addition to any other rights which the Lessor may have, the Lessor may remove any personal property belonging to the Lessee which remains on the demised premises and store the same, such removal and storage to be for the account of the Lessee.

                  (B)  Continuous Operation.  Lessee hereby covenants and agrees that it will continuously throughout the term of this lease and extensions thereof operate the business above described.

18.  Laws and Regulations.  The Lessee, at his own cost and expense, shall comply promptly with all laws, rules, and orders of all federal, state and municipal governments, shall procure all permits and licenses required for the transaction of business on the leased premises and shall likewise promptly comply with the requirements of the Board of Fire Undewriters concerning the premise.

19.  Notices.  All notices to be given to the Lessee shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid, and addressed to  the Lessee at the following address, to-wit:

Natural Gas Service Group
Attn: Earl Wait
508 W. Wall Street, Suite 550
Midland, TX 79701

Notices by the Lessee to Lessor shall be in writing, deposited in the United States mail, certified or registered, with postage prepaid, and addressed to the Lessor as follows, to-wit:

Southwest Properties & Construction
Attn: Trennon L. Massengale
108 S. Main
P.O. Box 689
Godley, Texas 76044

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20.  Taxes.  The Lessee shall pay all taxes and assessments upon the demised premises and upon the buildings and improvements thereon which are assessed during the term of the lease.

21.  DEPOSIT.  AS SECURITY FOR THE PERFORMANCE OF THE CONDITIONS AND COVENANTS OF THIS LEASE, LESSEE AGREES TO DEPOSIT WITH LESSOR THE SUM OF $2,500.00, AND SHOULD CHARGES BE MADE AGAINST SUCH DEPOSIT DURING THE TERM OF LESSEE'S OCCUPANCY, BECAUSE OF BREAKAGE OR OTHER DAMAGES TO THE LEASED PREMISES, LESSEE AGREES, AFTER NOTICE, TO DEPOSIT SUCH ADDITIONAL AMOUNT AS MAY BE REQUIRED TO RESTORE SUCH DEPOSIT TO THE ORIGINAL AMOUNT.  WHEN THE LEASED PREMISES ARE VACATED AND AFTER INSPECTION BY LESSOR, THE DEPOSIT SHALL BE REFUNDED TO LESSEE, LESS ANY REASONABLE CHARGES FOR CLEANING AND DAMAGES TO THE LEASED PREMISES (BEYOND REASONABLE WEAR AND TEAR), PROVIDED THAT LESSEE HAS FULFILLED ALL OTHER PROVISIONS OF THIS LEASE, INCLUDING THE COVENANT TO OCCUPY AND PAY RENTAL FOR THE FULL TERM OF THIS LEASE.  DEFAULT BY LESSEE IN THE PERFORMANCE OF ANY OF THE CONDITIONS AND COVENANTS HEREOF SHALL AUTHORIZE THE RETENTION OF LESSEE'S DEPOSIT FOR CREDIT AGAINST DAMAGES ACCRUING TO LESSOR BECAUSE OF LESSEE'S BREACH OF THIS LEASE.  IN NO CASE SHALL THE DEPOSIT BE CREDITED OR USED AS RENTAL EXCEPT WITH THE WRITTEN PERMISSION OF LESSOR.  THE WRITTEN NOTICE TO VACATE REQUIRED OF LESSEE SHALL BE GIVEN TO THE LESSOR ON THE PREMISES OR IN SUCH OTHER MANNER AS LESSOR SHALL DIRECT.

22.  Alterations to Leased Property.  No alterations, additions, or improvements to the leased property shall be made by the Lessee without the written consent of the Lessor.  Any alteration, addition, or improvement made by the Lessee after such consent shall have been given, and any fixtures installed as  a part thereof, shall, at the Lessor's option, become the property of the Lessor upon the expiration or sooner termination  of this lease, provided, however, that the Lessor shall have the  right to require the Lessee to remove such fixtures at the  Lessee's cost upon such termination of this lease.  All movable trade fixtures and personal property, exclusive of heating and/or air conditioning, shall remain the property of the Lessee.

23.  Lessee's Acceptance.  Lessee agrees, in the event that the improvements on the demised premises are complete, that it has inspected said premises and accepts same and agrees that same are suitable for the use herein stated.

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24.  No Business Association.  Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent, nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship of landlord and tenant.  Whenever herein the singular number is used, the same shall include the plural, and words of any gender shall include the other gender.

26.  Environmental Provisions

A.  Lessee shall not place, store, dispose or keep any Hazardous Substances on the Premises, except those used in the normal course of Lessee’s business.

B.  If Lessee becomes aware of the presence of any Hazardous Substance in, on or under the Premises (except for those Hazardous Substances or other toxic material or waste brought, kept or used in the Premises by Lessee in the course of their business  and which are used and kept in compliance with applicable public health, safety and environmental laws) or if Lessee, or the Premises become subject to any order of any federal, state or local agency to repair, close, detoxify, decontaminate or otherwise cleanup the Premises, Lessee shall, at its own cost and expense, but only to the extent of Lessee’s contamination, carry out and complete any repair, closure, detoxification, decontamination or other cleanup of the Premises; provided that Lessee shall not be responsible for any of the foregoing relating to any Hazardous Substance, or other toxic materials or waste located on, in or under the Premises on the date of this Lease, all of which shall be the responsibility of Lessor. If Lessee fails to implement and diligently pursue any such repair, closure, detoxification, decontamination, or other cleanup of the Premises, Lessor shall have the right, but not the obligation, to carry out such action and to recover all of the costs and expenses of same from Lessee, but only to the extent that Lessee’s responsibility within this clause is limited to any contamination or clean-up that is directly attributable to Lessee.

C.  "Hazardous Substances" as such term is used in this Lease means any hazardous or toxic substance, material or waste, regulated or listed pursuant to any federal, state or local environmental law, including without limitation, the Clean Air Act, The Clean Water Act, the Toxic Substances Control Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Federal Insecticide, Fungicide, Rodenticide Act, the Safe Drinking Water Act and the Occupational Safety and Health Act.

D.  Lessee agrees to return the Premises to Lessor in the same order and condition as received, ordinary wear and tear excepted, and in the event of environmental contamination which arises during the term of this Lease and/or Lessee’s occupancy which ever is longer.  Lessee agrees to restore the Premises to the same order and condition as received, ordinary wear and tear excepted.

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E.           Lessee shall promptly comply with all laws and all lawful orders, ordinances and regulations affecting the cleanliness, safety, occupation and use of the Premises.  While Lessee cannot guarantee the Lessor will never be considered by the governmental agencies enforcing environmental regulations to be a "Potentially Responsible Party" or PRP for environmental pollution, Lessee does agree to indemnify and hold Lessor harmless from any and all damages, costs and expenses which Lessor may suffer as a result of environmental damage or pollution or claims of such damage or pollution which are directly attributable to Lessee's use of the Premises.

27.  Holdover Term - In the event Lessee remains in possession of the Premises after the expiration of this Lease and without the execution of a new lease, Lessee shall be deemed to be occupying said premises as a Lessee from month to month, subject to all of the conditions, provisions and obligations of monthly tenancy.  Any holding over beyond the expiration of the term of this Lease shall be construed to be a tenancy from month to month at 100% of the monthly rental rate that was paid during the last month of the Lease term.

28.  Miscellaneous.

(a)  This lease shall be governed by, construed and enforced in accordance with, the laws of the State of Texas.

(b)  If there is more than one party Lessee, the covenants of the Lessee shall be the joint and several obligation of each party, and if the Lessee is a partnership, the covenants of the Lessee shall be the joint and several obligations of each of the partners and the obligations of the firm.

(c)  The covenants, terms, conditions, provisions and  undertakings in this lease or in any renewals thereof shall  extend to and be binding upon the heirs, executors,  administrators, successors, and assigns of the respective parties  hereto, as if they were in every case named and expressed, and  shall be construed as covenants running with the land; and  wherever reference is made to either of the parties hereto, it  shall be held to include and apply also to the heirs, executors,  administrators, successors and assigns of such party, as if in  each and every case so expressed.

(d)  The specified remedies to which the either party may resort under the terms of this lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which either party may be lawfully entitled in case of any breach or threatened breach by the Lessee of any provision or  provisions of this lease.

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(e)  This lease, together with any written agreements which shall have been executed simultaneously herewith, contains the entire agreement and understanding between the parties. There are no oral understandings, terms, or conditions, and neither party has relied upon any representation, express or implied, not contained in this lease or the simultaneous writings heretofore referred to.  All prior understandings, terms, or conditions are deemed merged in this lease.  This lease cannot be changed or supplemented orally.

(f)  This lease may not be changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

(g)  If any provision of this lease shall be declared invalid or unenforceable, the remainder of the lease shall continue in full force and effect.

IN WITNESS WHEREOF, Lessor and Lessee have executed this lease on this the 11th day of December, 2008.

LESSOR:

Southwest Properties & Construction

By:	/s/ Trennon L. Massengale - Owner
Trennon L. Massengale - Owner

LESSEE:

Natural Gas Service Group

By:	/s/ Stephen C. Taylor
President, Chairman & CEO

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